A.C. Simmonds and Sons Inc. 8-K/A

Exhibit 99.2

PRO FORMA FINANCIAL INFORMATION

Condensed Consolidated Pro Forma Unaudited Balance Sheet as of March 31, 2014

Condensed Consolidated Pro Forma Unaudited Statement of Operations for the three months Ended March 31, 2014

Condensed Consolidated Pro Forma Unaudited Statement of Operations for the Year Ended December 31, 2013

Notes to Condensed Consolidated Pro Forma Unaudited Financial Statements

On May 20, 2014, A.C. Simmonds and Sons Inc., formerly BLVD Holdings, Inc. (the “Company”) entered into a share purchase agreement with Direct Reefer Services Inc. (“Direct Reefer”), a corporation incorporated under the laws of the Province of Ontario, and with Sam Sinisi and Italo Sinisi, the sole shareholders of Direct Reefer, to purchase one hundred percent (100%) of the outstanding shares of the common stock of Direct Reefer. The Company’s acquisition of Direct Reefer (the “Acquisition”) was completed on May 20, 2014.

The unaudited condensed combined pro forma statements of operations are presented as if the Acquisition had been completed on January 1, 2013 combining Direct Reefer condensed audited statement of operations for the year ended December 31, 2013 and the Company’s audited condensed statement of operations for the year ended December 31, 2013. The unaudited condensed combined pro forma statements of operations are presented as if the Acquisition had been completed on January 1, 2014 combining Direct Reefer’s condensed unaudited Statement of Operations for the three months ended March 31, 2014 and the Company’s unaudited condensed statement of operations for the three months ended March 31, 2014. The unaudited condensed combined pro forma balance sheet gives effect to the acquisition as if the Acquisition had taken place on March 31, 2014 and combines Direct Reefer’s unaudited condensed balance sheet as of March 31, 2014 with the Company’s condensed balance sheet as of March 31, 2014.

The unaudited pro forma combined statement of operations is presented for illustrative purposes only and, therefore, is not necessarily indicative of the operating results that might have been achieved had the transaction occurred as of an earlier date, nor is it necessarily indicative of the operating results that may be achieved in the future. You should not rely on the pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined companies will experience after the Acquisition.

The unaudited pro forma combined statement of income, including the notes thereto, should be read in conjunction with the Company’s audited historical consolidated financial statements for the year ended December 31, 2013 included in our Annual Report on Form 10-K for the year ended December 31, 2013, as well as Direct Reefer’s audited financial statements for the years ended December 31, 2013 and 2012 included in Exhibit 99.1 to this Form 8-K/A.

A.C. Simmonds and Sons Inc.

Unaudited Condensed Combined Pro Forma Balance Sheet

	DRS	DRS	A.C. Simmonds	Pro Forma	Pro Forma
	3/31/2014	3/31/2014	3/31/2014	Adjustments	Combined
	Cnd$	US$	US$	US$	US$

ASSETS
Current Assets
Cash and cash equivalents	$—	$—	$84	$—	$84
Accounts Receivable	160,542	143,605	—		143,605
Inventories	—	—	—		—
Prepaid expenses and other current assets	15,000	13,418	—		13,418
Total Current Assets	175,542	157,022	84		157,106

Property and equipment, net	227,117	203,156	7,995		211,151
Goodwill and intangible assets, net	—	—		791,969	791,969
Other non current assets	—	—	9,500		9,500

Total Assets	$402,659	$360,178	$17,579	$791,969	$1,169,726

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Cash disbursed in excess of available balance	$11,106	$9,934	$—	$—	$9,934
Accounts Payable	916,215	819,572	1,585	—	821,157
Current portion of long term debt - capital leases	40,756	36,446	—	—	36,446
Due to shareholder	210,961	188,698	—	—	188,698
Due to related party	32,246	28,844	—	—	28,844
Total Current Liabilities	1,211,284	1,083,494	1,585		1,085,079

Non current liabilities	72,224	64,604	—		64,604

Stockholders' (deficit) equity:
Preferred stock	—	—		3,960	3,960
Common stock	100	89	6,980		7,069
					—
Additional paid-in capital	—	—	167,234	—	167,234
					—
Accumulated deficit	(880,949)	(788,009)	(158,220)	788,009	(158,220)
Other Comprehensive Income	—	—			—
Total Stockholders' Equity	(880,849)	(787,920)	15,994	791,969	20,043

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$402,659	$360,178	$17,579	$791,969	$1,169,726

A.C. Simmonds and Sons Inc.

Unaudited Condensed Combined Pro Forma Statement of Operations

	Direct Reefer Services Inc.	Direct Reefer Services Inc.	A.C. Simmonds	Pro Forma	Pro Forma	Pro Forma
	3/31/2014	3/31/2014	3/31/2014	Adjustments	Notes	Combined
	Cnd$	US$	US$	US$		US$

Net Revenue	$740,865	$671,372	$21,500	$—	$	$692,872
Cost of goods sold	673,566	610,386	—	—		610,386
Gross profit	67,299	60,986	21,500	—		82,486

Operating Expenses	119,248	108,063	121,670	—		229,733

Loss from operations	(51,949)	(47,076)	(100,170)	—		(147,246)

Interest Expense	13,906	12,602	—	—		—

Other income (expense), net	—	—	1,039	—		1,039

Income before provision for income taxes	(65,855)	(59,678)	(99,131)	—		(158,809)
Provision for income taxes	—	—	—	—		—
Net loss	(65,855)	(59,678)	(99,131)	—		(158,809)

Preferred dividend	—	—	—	100,320	1	100,320

Net income available to common stockholders	(65,855)	(59,678)	(99,131)	(100,320)	(1)	(259,129)

Net loss per share						(0.02)
Weighted average number of common shares						7,090,521

A.C. Simmonds and Sons Inc.

Unaudited Condensed Combined Pro Forma Statement of Operations

	Direct Reefer Services Inc.	Direct Reefer Services Inc.	A.C. Simmonds	Pro Forma	Pro Forma	Pro Forma
	12/31/2013	12/31/2013	12/31/2013	Adjustments	Notes	Combined
	Cnd$	US$	US$	US$		US$

Net Revenue	$3,595,092	$3,490,834	$21,500	$—		$3,512,334
Cost of goods sold	3,146,848	3,055,589	—	—		3,055,589
Gross profit	448,244	435,245	21,500			456,745

Operating Expenses	733,056	711,797	121,670	—		833,467

Loss from operations	(284,812)	(276,552)	(100,170)	—		(376,722)

Interest Expense	46,721	45,366		—

Other income (expense), net	(33,103)	(32,143)	1,039	—		(31,104)

Income before provision for income taxes	(364,636)	(354,062)	(99,131)	—		(453,193)
Provision for income taxes	—	—	—	—		—
Net loss	(364,636)	(354,062)	(99,131)	—		(453,193)

Preferred dividend				100,320	1	100,320

Net income available to common stockholders	$(364,636)	$(354,062)	$(99,131)	$(100,320)	(1)	$(553,513)

Net loss per share						(0.06)
Weighted average number of common shares						7,090,521

A.C. Simmonds and Sons Inc.

NOTES TO CONDENSED PRO FORMA UNAUDITED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Financial Information.

The Pro forma Unaudited Condensed Financial Statements have been prepared in order to present consolidated financial position and results of operations of the Company and Direct Reefer as if the Acquisition had occurred as of December 31, 2013 for the pro forma condensed consolidated balance sheet and to give effect to the Acquisition by the Company, as if the transaction had taken place at January 1, 2013 for the pro forma condensed consolidated statement of operations for the year ended December 31, 2013.

The following pro forma adjustments are incorporated into the pro forma condensed consolidated balance sheet as of December 31, 2013 and the pro forma condensed consolidated statement of operations for the year ended December 31, 2013, respectively.

(1) To record the issuance of 72,000 shares of the Company’s newly issued Series A-2 6% 2014 Convertible Redeemable Preferred shares at $10 per share, in exchange for all of Direct Reefer outstanding shares owned by the Direct Reefer shareholders and allocation of the purchase price.

The Acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition consideration price was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the Acquisition, and historical and current market data. The excess of the purchase price over the total of estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. In order to ultimately determine the fair values of tangible and intangible assets acquired and liabilities assumed for Direct Reefer, we may engage a third party independent valuation specialist, however as of the date of this report, the valuation has not been undertaken. The Company has estimated the preliminary purchase price allocations based on historical inputs and data as of May 27, 2014. The preliminary allocation of the purchase price is based on the best information available and is pending, amongst other things: (i) the finalization of the valuation of the fair values and useful lives of property and equipment acquired; (ii) finalization of the valuations and useful lives for intangible assets; (iii) finalization of the valuation of accounts payable and accrued expenses; and (iv) finalization of the fair value of non-cash consideration.

Duringthe measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of those assets or liabilities as of that date. The Company expects the purchase price allocations for the acquisition of Direct Reefer to be completed by the end of the fourth quarter of 2014. The Company estimated the fair value of the Company’s shares issued on a preliminary basis based on quoted market value on the closing date, net of an approximately 10% discount to recognize the legal restrictions imposed by the United States federal securities laws.

Trade names are amortized on a straight-line basis over their estimated lives of one year. Customer relationships are amortized based on the future expected revenues, with weighted average amortization periods. Non-compete agreements and employment agreements are amortized over their contractual lives.

The following table summarizes the preliminary fair values of the Direct Reefer assets acquired and liabilities assumed as of the acquisition date:

Current assets	$157,022
Property and equipment	203,156
Other assets	—
Total assets acquired	360,178
Less: liabilities assumed	1,148,098
Net liabilities acquired	787,920
Consideration paid (convertible preferred stock)	720,000
Excess- identifiable intangible assets and goodwill	$1,597,920

These pro forma adjustments do not reflect the amortization of intangible assets acquired, if any, in the Acquisition.

(2) To eliminate Direct Reefer’s accumulated deficit and capital structure.